                                                                  Exhibit 23(c)

                                 ACCOUNTANTS' CONSENT

    We have issued our report dated October 24, 1997, accompanying the consolidated financial statements of Enterprise Federal Bancorp, Inc. which are included within the Corporation's Annual Report on Form 10-K for the year ended September 30, 1997. We hereby consent to the incorporation by reference of said report in Enterprise Federal Bancorp, Inc.'s Form S-4 to be filed with the Securities and Exchange Commission on or about
November 11, 1997.

/s/ GRANT THORNTON LLP

Cincinnati, Ohio
November 10, 1997